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                                                                    Exhibit 99.1


[DOCUMENTUM LOGO]

NOT FOR IMMEDIATE RELEASE                                       OCTOBER 14, 2003

                     PUBLIC RELATIONS CONTACT:       INVESTOR RELATIONS CONTACT:
                     Kathleen O'Boyle                Janet Scott
                     Documentum                      Documentum
                     925-600-6727                    (925) 600-6474
                     kathleen.oboyle@documentum.com  janet.scott@documentum.com


                DOCUMENTUM BEATS Q3 CONSENSUS REVENUE ESTIMATES

    MARKS EIGHTH CONSECUTIVE QUARTER OF GROWTH AND FOURTH CONSECUTIVE RECORD
                               QUARTERLY REVENUE

PLEASANTON, Calif. - October 14, 2003 - Documentum (Nasdaq: DCTM), the leading provider of enterprise content management (ECM) software, today announced preliminary financial results for its third quarter ended September 30, 2003. The company anticipates revenue for the third quarter of approximately $73.5 million, an increase of 31% over revenue of $56.3 million reported for the third quarter of 2002, and an 8% sequential increase over $68.2 million reported for the second quarter of 2003. Additionally, the company reported that of the $73.5 million in total revenue, approximately $36.0 million was license revenue, and $37.5 million was service revenue.

On a GAAP basis and based on preliminary financial data, the company estimates diluted earnings per share for the third quarter of approximately $0.02 as compared to diluted earnings per share of $0.05 reported for the third quarter of 2002 and $0.01 for the second quarter of 2003. Based on preliminary financial data, the company estimates non-GAAP diluted earnings per share for the third quarter of approximately $0.11 as compared to diluted earnings per share of $0.05 reported for the third quarter of 2002 and non-GAAP diluted earnings per share $0.07 for the second quarter of 2003.

Non-GAAP diluted earnings per share excludes the charges for amortization of stock-based compensation and purchased intangibles, which accounted for non-GAAP diluted earnings per share of approximately $0.02 and $0.07, respectively. The charges for amortization of stock-based compensation and purchased intangibles relate to the company's acquisition activity conducted in prior periods. These charges have been excluded from non-GAAP earnings as management does not believe that they are representative of underlying trends in the company's performance and their exclusion provides the investor with additional information to more readily compare the company's results over multiple periods. In addition, the company has historically reported non-
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GAAP financial results to the investment community, and we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Finally, these non-GAAP results are the primary metric used by management for internal planning and forecasting the company's financial results in future periods. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of the company's GAAP and non-GAAP financial results is attached at the end of this press release. The company also announced that EMC Corporation (NYSE: EMC) has signed a definitive agreement to acquire Documentum. For additional information
, visit www.documentum.com.

CONFERENCE CALL & WEBCAST

EMC President and CEO Joe Tucci, Documentum President and CEO Dave DeWalt, and EMC Executive Vice President and Chief Financial Officer Bill Teuber will discuss the acquisition on a conference call for financial analysts, investors and the news media at 8:30 a.m. EDT, today. The dial-in numbers are 877-716-4284 (domestic) or 630-395-0047 (international). The pass code to access the call is EMC. For the general public, the call will be webcast with supporting slides at EMC and Documentum's home pages, www.emc.com and www.documentum.com. A replay of the call will be available approximately one hour following the call at 800-947-6436 (domestic) or 402-220-3494 (international).

ABOUT DOCUMENTUM

Documentum provides enterprise content management (ECM) solutions that enable organizations to unite teams, content and associated business processes. Documentum's integrated set of content, compliance and collaboration solutions support the way people work, from initial discussion and planning through design, production, marketing, sales, service and corporate administration. With a single platform, Documentum enables people to collaboratively create, manage, deliver and archive the content that drives business operations, from documents and discussions to email, Web pages, records and rich media. The Documentum platform makes it possible for companies to distribute all of this content in multiple languages, across internal and external systems, applications and user communities. As a result, Documentum's customers, which include thousands of the world's most successful organizations, harness corporate knowledge, accelerate time to market, increase customer satisfaction, enhance supply chain efficiencies and reduce operating costs, improving their overall competitive advantage. For more information, visit Documentum on the Web at www.documentum.com.

                                       ###

DOCUMENTUM AND THE DOCUMENTUM LOGO ARE TRADEMARKS OR REGISTERED TRADEMARKS OF DOCUMENTUM, INC. IN THE US AND THROUGHOUT THE WORLD. ALL OTHER COMPANY AND PRODUCT NAMES ARE USED FOR IDENTIFICATION PURPOSES ONLY AND MAY BE
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TRADEMARKS OF THEIR RESPECTIVE OWNERS. DOCUMENTUM CANNOT GUARANTEE COMPLETION OF
ANY FUTURE PRODUCTS OR PRODUCT FEATURES MENTIONED IN THIS DOCUMENT, AND NO RELIANCE SHOULD BE PLACED ON THEIR AVAILABILITY. PRINTED IN THE U.S.A.

IN ADDITION TO HISTORICAL INFORMATION CONTAINED HEREIN, THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS RELATING TO THE COMPANY'S PRELIMINARY FINANCIAL RESULTS FOR THE QUARTER AND THE PLANNED ACQUISITION OF DOCUMENTUM BY EMC. THE COMPANY'S FUTURE ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, QUARTER-END ACCOUNTING ADJUSTMENTS OR ADJUSTMENTS REQUIRED BY THE COMPANY'S INDEPENDENT AUDITORS FOLLOWING THEIR REVIEW OF THE FINANCIAL RESULTS FOR THE QUARTER, THE RISKS THAT THE NECESSARY GOVERNMENT APPROVALS TO THE ACQUISITION MAY NOT BE OBTAINED, THAT THE OTHER CLOSING CONDITIONS TO THE ACQUISITION MAY NOT BE SATISFIED, THAT THE COMPANIES WILL NOT BE ABLE TO INTEGRATE THEIR PRODUCTS, OPERATIONS AND BUSINESS EFFECTIVELY, THAT THE COMPANIES' CUSTOMERS, SUPPLIERS AND EMPLOYEES WILL NOT SUPPORT THE ACQUISITION, AND THE OTHER GENERAL RISKS OF ACQUISITIONS. SUCH FACTORS ALSO INCLUDE THOSE DISCUSSED FROM TIME TO TIME IN THE COMPANY'S PUBLIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, SUCH AS THOSE UNDER "RISK FACTORS" INCLUDED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AND ITS QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED JUNE 30, 2003, AS WELL AS THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE AT WWW.SEC.GOV. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS.

                                                      THREE MONTHS ENDED SEPTEMBER 30, 2003
                                                                    UNAUDITED
                                            ------------   ------------   ------------   ------------
                                                           AMORTIZATION   AMORTIZATION
                                                            PURCHASED     STOCK BASED
                                                GAAP       INTANGIBLES    COMPENSATION     NON-GAAP
                                            ------------   ------------   ------------   ------------
                                            ------------   ------------   ------------   ------------
Net Income                                           880          3,834            984          5,698
                                            ------------   ------------   ------------   ------------

Basic income per share                      $       0.02   $       0.07   $       0.02   $       0.11
Diluted income per share                    $       0.02   $       0.07   $       0.02   $       0.11

Shares used to compute income per share

Basic                                             49,866                                       49,866
Diluted                                           53,044                                       53,044